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                                                                    Exhibit 23.1

                   [LETTERHEAD OF ROTH MURPHY SANFORD L.L.P.]



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use of our report on the financial statements of Globe Homestead Federal Savings Association (the "Bank") dated January 12, 2001, in the prospectus for Globe Bancorp, Inc. (the "Company") constituting part of the Company's Amended Registration Statement on Form SB-2 and the Bank's Amended Application for Conversion. We also consent to the reference to us under the headings "Experts", "The Conversion - Tax Aspects" and "Legal and Tax Opinions" in the Prospectus contained in the Form SB-2 and the Application for Conversion.

/s/ Roth Murphy Sanford L.L.P.
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Roth Murphy Sanford L.L.P.










May 2, 2001